Exhibit 1.1
Bill Barrett Corporation
Common Stock, par value $.001 per share

Underwriting Agreement
August [•], 2005
Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
Petrie Parkman & Co., Inc.
First Albany Capital Inc.
Howard Weil Incorporated
Simmons & Company International
  As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
Ladies and Gentlemen:
     Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of Bill Barrett Corporation, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 750,000 additional shares (the “Optional Shares”) of common stock, par value $.001 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).
     1.       (a)       The Company represents and warrants to, and agrees with, each of the Underwriters that:
         (i)       A registration statement on Form S-1 (File No. 333-127325) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the

Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;
         (ii)       No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;
         (iii)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made in the case of the Prospectus and any amendment or supplement thereto, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) and (n) of Form S-1;
         (iv)       Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or its subsidiaries (other than issuances of the Company’s stock pursuant to stock options outstanding as of the date of this Agreement under the Company’s stock option plans) or long-term debt of the Company and its subsidiaries taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;
         (v)       The Company and its subsidiaries have legal, valid and defensible title to substantially all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the Prospectus and to substantially all other real and personal property reflected in the Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or would not have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and any other real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company or its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company operates for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons, except that the net revenue interest arrangement with Wind River Resources Corporation (“WRRC”) as documented in that certain Exploration Agreement between WRRC and the Company dated effective August 12, 2002 and that certain Covenant Not to Sell and Purchase Offer Agreement between WRRC and the Company dated effective August 12, 2002 may not be customary in the industry;
         (vi)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or to be in good standing in any such jurisdiction would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;
         (vii)       The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
         (viii)       The Shares have been duly authorized, fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus;
         (ix)       The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws (in each case, as amended or restated) of the Company, and (C) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except with respect to (A) and (C), for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the sale of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
         (x)       Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws (in each case, as amended or restated) or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B), for such violations and defaults that would not result in a Material Adverse Effect;
         (xi)       The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws, to the best of the Company’s knowledge, and documents referred to therein, fairly and accurately summarize and describe such matters in all material respects;
         (xii)       Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
         (xiii)       The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
         (xiv)       Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.
         (xv)       This Agreement has been duly authorized, executed and delivered by the Company.
         (xvi)       Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, or any of its subsidiaries, and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
         (xvii)       Other than the Selling Stockholders, the persons granted registration rights pursuant to the Registration Rights Agreement dated March 28, 2002 among the Company and certain of the holders of its Series B preferred stock (the “2002 Registration Rights Agreement”), have effectively waived such rights, and such waivers remain in full force and effect, or have received all appropriate notices and have not exercised their registration rights under the 2002 Registration Rights Agreement and there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

         (xviii)       Ryder Scott Company, L.P., whose report as of January 14, 2005 is referenced in the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. Netherland, Sewell & Associates, Inc., whose report as of January 19, 2005 is referenced in the Prospectus, was, as of the dates of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.
         (xix)       The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. for purposes of reviewing the reserve reports and estimates of the Company and preparing the respective letters (the “Reserve Report Letters” and each a “Reserve Report Letter”) of each of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. included as annexes to the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations described in the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in each Reserve Report Letter; estimates of such reserves and present values as described in the Prospectus and reflected in each Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.
         (xx)       The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
         (xxi)       Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
         (xxii)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.
     (b)       Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and, except for paragraph (iv), the Company that:

         (i)       All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
         (ii)       The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for such violations and defaults that would not result in a Material Adverse Effect to such Selling Stockholder, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;
         (iii)       Such Selling Stockholder has, and immediately prior to the each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
         (iv)       During the period beginning from the date hereof and continuing to and including the date 93 days after the date of the Prospectus (the initial “Lock-Up Period”), each of the Selling Stockholders agrees not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, hedge, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc.

Notwithstanding anything herein to the contrary, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P. and their respective affiliates may engage in brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates’ business. It is understood that, if (1) the Selling Stockholders notify the Underwriters that they do not intend to proceed with the offering, (2) the Underwriting Agreement does not become effective, (3) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or (4) the Time of Delivery (as defined in Section 4(a) herein) does not occur on or prior to September 15, 2005, the Selling Stockholders will be released from their obligations under this Lock-Up Agreement;
         (v)       Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
         (vi)       To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (vii)       In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     2.       (a)       Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•], the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in this clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     (b)       The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 750,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3.       Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.
     4.       (a)       The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2005 or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b)       The documents to be delivered at Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
     5.       The Company agrees with each of the Underwriters:
     (a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus relating to the Shares or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;
     (b)       Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to become subject to general taxation or to file a general consent to service of process in any jurisdiction;
     (c)       As soon as practicable, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d)       To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e)       During the period beginning from the date hereof and continuing to and including the date 93 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, hedge, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc.; provided, however, that the officers and directors of the Company who sign Lock-Up agreements in connection with the offering may sell up to an aggregate of 100,000 shares of the Company’s Stock during the Lock-Up Period without the prior approval of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. It is understood that, if (1) the Selling Stockholders notify the Underwriters that they do not intend to proceed with the offering, (2) the Underwriting Agreement does not become effective, (3) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, or (4) the Time of Delivery (as defined in Section 4(a) herein) does not occur on or prior to September 15, 2005, the Company will be released from its obligations under this Lock-Up Agreement.
     (f)       To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
     (g)       During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, except that any reports or communications filed with the Commission and available through the Commission’s Electronic Data, Gathering, Analysis and Retrieval (EDGAR) system need not be provided; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that any such information provided under clause (ii) shall be subject to such confidentiality and use restrictions as the Company shall reasonably impose;
     (h)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
     (i)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6.       The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange (the “Exchange”); (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     7.       The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b)       Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery, with respect to certain matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c)       Francis B. Barron, Senior Vice President—General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
         (i)       The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or to be in good standing in any such jurisdiction would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);
         (ii)       To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and
         (iii)       Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws (in each case, as amended or restated) or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B), for such violations and defaults that would not result in a Material Adverse Effect.
     (d)       Patton Boggs LLP, counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery, in the form and substance satisfactory to you, to the effect that:
         (i)       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;
         (ii)       The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;
         (iii)       Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and to the best of such counsel’s knowledge (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus), are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);
         (iv)       This Agreement has been duly authorized, executed and delivered by the Company;
         (v)       The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations that would not result in a Material Adverse Effect;
         (vi)       No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the offer and sales of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
         (vii)       The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the captions “Business—Environmental Matters and Regulation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize and describe such matters in all material respects; provided that such opinion shall be permitted to be limited to the laws of the State of Delaware, the laws of the State of Colorado and the federal laws of the United States of America.
         (viii)       The Company is not required to register as an “investment company”, as such term is defined under the Investment Company Act;
         (ix)       The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and
         (x)       Each of the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial data therein and the information pertaining to oil and natural gas reserves therein, as to which such counsel need express no view) at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder; although they are not passing upon, do not assume any responsibility for and make no representation that they have independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, no information has come to their attention that causes them to believe that, as of its effective date, the Registration Statement (other than the financial statements and related schedules and other financial data therein and the information pertaining to oil and natural gas reserves therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (other than the financial statements and related schedules and other financial data therein and the information pertaining to oil and natural gas reserves therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus (other than the financial statements and related schedules and other financial data therein and the information pertaining to oil and natural gas reserves therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.
     (e)       The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion, with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
         (i)       This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject except for such conflicts, defaults or violations that would not result in a Material Adverse Effect to such Selling Stockholder, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;
         (ii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters;
         (iii)       Immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

         (iv)       Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.
     In rendering the opinion in paragraphs and (iii) and (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;
     (f)       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);
     (g)       On the date of the Prospectus at a time prior to the execution of this Agreement and at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, each of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;
     (h)       (A)       Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (B) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (i)       On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;
     (j)       On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (k)       The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange; and
     (l)       The Underwriters have received executed copies of an agreement substantially in the form attached hereto as Annex III(a) from the officers and directors of the Company and each of the stockholders named on Annex III(b) hereto. It is understood that if the Time of Delivery (as defined in Section 4(a) herein) does not occur on or prior to September 15, 2005, the officers and directors of the Company and each of the stockholders named on Annex III(b) hereto will be released from their respective obligations under such agreement;
     (m)       The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
     (n)       The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.
     8.       (a)       The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or by any Selling Stockholder expressly for use therein.
     (b)       Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless to the fullest extent permitted by law each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein and such amount does not exceed the net proceeds received by such Selling Stockholder pursuant to the sale of its Shares; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph and paragraph (e) of this Section 8 shall not exceed the net proceeds received by such Selling Stockholder pursuant to the sale of its Shares. In addition, the Selling Stockholders hereby acknowledge their obligations to indemnify the Company pursuant to the 2002 Registration Rights Agreement.
     (c)       Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e)       If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f)       The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.
     9.       (a)       If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling

Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10.       The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     11.       If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.
     12.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by [•] on behalf of the Selling Stockholders affiliated with Goldman, Sachs & Co. and [•] on behalf of the Selling Stockholders affiliated with J.P. Morgan Securities Inc.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15.       This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     16.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     17.       Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us [•] counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.
     18.       Each of the Company and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) or any other obligation to the Company or the Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Selling Stockholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.
     Each of the Company and the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Very truly yours, Bill Barrett Corporation
By:
Name:
Title:

Goldman Sachs Direct Investment Fund 2000, L.P. BY: GS Employee Funds 2000 GP, L.L.C., its General Partner
By:
Name:
Title:

GS Capital Partners 2000, L.P. BY: GS Advisors 2000, L.L.C., its General Partner
By:
Name:
Title:

GS Capital Partners 2000 Offshore L.P. BY: GS Advisors 2000, L.L.C., its General Partner
By:
Name:
Title:

GS Capital Partners 2000 GmbH & Co Beteiligungs KG BY: Goldman, Sachs Management GP GmbH, its General Partner
By:
Name:
Title:

GS Capital Partners 2000 Employee Fund, L.P. BY: GS Employee Funds 2000 Offshore GP, L.L.C, its General Partner
By:
Name:
Title:

Stone Street Fund 2000, L.P. BY: Stone Street 2000, L.L.C., its General Partner
By:
Name:
Title:

J.P. Morgan Partners (BHCA), L.P.
By:
Name: Title:

J.P. Morgan Partners Global Investors, L.P.
By:
Name: Title:

J.P. Morgan Partners Global Investors (Cayman), L.P.
By:
Name: Title:

J.P. Morgan Partners Global Investors (Cayman) II, L.P.
By:
Name: Title:

JPMP Global Fund/Bill Barrett A, L.P.
By:
Name: Title:

JPMP Global Fund/Bill Barrett, L.P.
By:
Name: Title:

J.P. Morgan Partners Global Investors (Selldown), L.P.
By:
Name: Title:

JPMP Global Fund/Bill Barrett/Shelldown, L.P.
By:
Name:
Title:

Accepted as of the date hereof:
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
Petrie Parkman & Co., Inc.
First Albany Capital Inc.
Howard Weil Incorporated
Simmons & Company International
By: Goldman, Sachs & Co.
By: ________________________________
     (Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC.
Lehman Brothers Inc.
Petrie Parkman & Co., Inc.
First Albany Capital Inc.
Howard Weil Incorporated
Simmons & Company International

Total

SCHEDULE II

		Number of Optional
		Shares to be
	Total Number	Sold if
	of	Maximum
	Shares	Option
	to be Sold	Exercised
The Selling Stockholder(s):
Goldman Sachs Direct Investment Fund 2000, L.P (a)	104,167
GS Capital Partners 2000, L.P (a)	1,572,149
GS Capital Partners 2000 Offshore L.P (b)	571,258
GS Capital Partners 2000 GmbH & Co Beteiligungs KG (c)	65,713
GS Capital Partners 2000 Employee Fund, L.P.(a)	499,212
Stone Street Fund 2000, L.P. (a)	104,167
J.P. Morgan Partners (BHCA), L.P (d)	1,534,429
J.P. Morgan Partners Global Investors, L.P. (d)	265,212
J.P. Morgan Partners Global Investors (Cayman), L.P. (e)	115,399
J.P. Morgan Partners Global Investors (Cayman) II, L.P. (e)	14,973
JPMP Global Fund/Bill Barrett A, L.P. (d)	37,321
JPMP Global Fund/Bill Barrett, L.P. (d)	18,840
J.P. Morgan Partners Global Investors (Selldown), L.P. (d)	45,908
JPMP Global Fund/Bill Barrett/Shelldown, L.P. (d)	51,252

Total	5,000,000

(a)	Represented by Patton Boggs LLP, 1660 Lincoln St., Suite 1900, Denver, Colorado 80264. The address for the Selling Stockholder is c/o The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004.

(b)	Represented by Patton Boggs LLP, 1660 Lincoln St., Suite 1900, Denver, Colorado 80264 and Maples and Calder, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. The address for the Selling Stockholder is c/o The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004.

(c)	Represented by Patton Boggs LLP, 1660 Lincoln St., Suite 1900, Denver, Colorado 80264 and Poellath & Partners, Potsdamer Platz, Linkstrasse 2, 10785 Berlin. The address for the Selling Stockholder is c/o The Goldman Sachs Group, Inc., 85 Broad Street, New York, New York 10004.

(d)	Represented by O’Melveny & Myers LLP, 7 Times Square, 28th Floor, New York, New York 10036. The address for the Selling Stockholder is 1221 Avenue of the Americas, Floor 39, New York, New York 10020.

(e)	Represented by O’Melveny & Myers LLP, 7 Times Square, 28th Floor, New York, New York 10036 and Walkers, Walker House, PO Box 265GT, Mary Street, George Town, Grand Cayman, Cayman Islands. The address for the Selling Stockholder is 1221 Avenue of the Americas, Floor 39, New York, New York 10020.

ANNEX I
FORM OF COMFORT LETTER
     Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
     (i)       They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;
     (ii)       In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the “Representatives”);
     (iii)       They have made a review in accordance with standards established by the Public Company Accounting Oversight Board of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;
     (iv)       The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the period from January 7, 2002 (inception) through December 31, 2002 and for the year ended December 31, 2004 included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such periods;
     (v)       They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;
     (vi)       On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

Annex I — Page 1

                  1)       the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;
                  2)       any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;
                  3)       the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;
                  4)       any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
                  5)       as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
                  6)       for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (vii)       In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex I — Page 2

ANNEX II
FORM OF ENGINEERS’ COMFORT LETTER
[ON LETTERHEAD OF PETROLEUM ENGINEERS]
August [•], 2005
Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
Petrie Parkman & Co., Inc.
First Albany Capital Inc.
Howard Weil Incorporated
Simmons & Company International
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004
     Re:       Offering of Common Stock of Bill Barrett Corporation
Ladies and Gentlemen:
     This letter, which is written at the request of Bill Barrett Corporation (the “Company”), is being delivered pursuant to the terms of an Underwriting Agreement dated August [•], 2005 by and among the Company, the Selling Stockholders named therein and each of you for an offering of an aggregate of 5,000,000 shares of common stock, par value $.001 per share of the Company (“Shares”), which are being offered by the Selling Stockholders pursuant to a Prospectus of the Company to be dated today (the “Prospectus”). We understand that the offering of the Shares is being made pursuant to a registration statement filed on Form S-1 under the Securities Act of 1933, as amended (the “Act”).
     Our report letter dated [January 14, 2005] [January 19, 2005] to the Company presented our conclusions from our review of the Company’s estimates of Proved Reserves and Future Net Revenues (including discounted values thereof) attributable to interests of the Company in certain oil and gas properties as of December 31, 2004 (the “Reserve Report Letter”).
     In connection with the foregoing, we hereby inform you as follows:
1.	We are independent petroleum engineers with respect to the Company. We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). Neither we, nor to our knowledge, any of our employees, officers or directors, own interests in the Company or any oil and gas properties covered by the Reserve Report Letter. We have not been employed by the Company on a contingent basis.

2.	All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.

3.	The estimates of the Company’s Proved Reserves, Future Net Revenues and the discounted values of Future Net Revenues contained in the Reserve Report Letter, and the computations made in connection therewith, were, unless otherwise stated, made in accordance with the provisions of Rule 4-10 of Regulation S-X promulgated by the

Annex II — Page 1

SEC and have been prepared in a manner consistent and in compliance with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC.

4.	The Reserve Report Letter included in Prospectus as Appendix [B] [C] is the correct and complete copy of our report letter provided to the Company on January 14, 2005] [January 19, 2005].

5.	Although we were not requested to review any subsequent data concerning either the performance of the wells or field operations as of the date hereof, no additional information has been brought to our attention which would lead us to believe that there would be a material change in the Company’s estimates of Proved Reserves or Future Net Revenues attributable to the Company’s interests in certain oil and gas properties covered by the Reserve Report Letter.

6.	You may rely upon our Reserve Report Letter in the same manner as if such report were addressed to you.
     We hereby consent to the references to our firm and the use of the Reserve Report Letter as set forth in the Prospectus.
     This letter is solely for the information of the addressees and to assist the addressees in documenting their investigations in connection with the offering of the Shares covered by the Prospectus.

Very truly yours, [Name of Engineering Firm]
By:
Name:
Title:

Annex II — Page 2

ANNEX III(a)
Bill Barrett Corporation
Lock-Up Agreement
August [•], 2005
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
Petrie Parkman & Co., Inc.
First Albany Capital Inc.
Howard Weil Incorporated
Simmons & Company International
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
     Re:       Bill Barrett Corporation — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Bill Barrett Corporation, a Delaware corporation (the “Company”) and the Selling Stockholders named therein (the “Selling Stockholders”) providing for a public offering of the Common Stock, par value $0.001 per share, of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).
     In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 93 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Annex III(a) — Page 1

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the undersigned is an executive officer of the Company and his or her terms of employment so provide, to the Company upon his or her death or disability or termination of his or her employment, (vii) if the undersigned is an executive officer or director of the Company, such individuals may sell up to an aggregate of 100,000 Shares during the Lock-Up Period so long as those sales are made in compliance with the Company’s insider trading policies, (viii) as a pledge for collateral for a loan, including margin loans, so long as such loan is not foreclosed upon during the Lock-Up Period, and (ix) with the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In the case of any disposition, distribution, transfer or sale pursuant to clauses (i) through (vi), each donee, trustee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein and in the case of any disposition, distribution, transfer or sale pursuant to clause (i) through (v), any such transfer shall not involve a disposition for value. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership or limited liability company, the corporation, partnership or limited liability company may transfer the Undersigned’s Shares to any affiliated entity of such corporation, partnership or limited liability company; provided, however, that in any such case, it

Annex III(a) — Page 2

shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i) through (viii) above or in the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from the undersigned’s obligations under this Lock-Up Agreement.
     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
Very truly yours,
________________________________________
Exact Name of Shareholder
________________________________________
Authorized Signature
________________________________________
Title

Annex III(a) — Page 3

ANNEX III(b)
     Pursuant to Section 7(l) of this Agreement, the following stockholders of the Company shall execute an agreement in the form attached hereto as Annex III(a):
     Warburg Pincus Private Equity VIII, L.P.

Annex III(b) — Page 1